UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2006

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amended 8-K is being filed to correct the file corruption to Exhibit 99.2 that occurred during printer transmission to the Securities and Exchange Commission.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 8, 2006, TiVo Inc. issued a press release announcing its financial results for the fourth quarter ended January 31, 2006 and released a slide presentation for TiVo Inc.’s fourth quarter earnings conference call. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and a copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report.

This information and the information contained in the press release and slide presentation shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report is not incorporated by reference into any filings of the Company made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of TiVo Inc. dated March 8, 2006.

99.2	FY06 Q4 Earnings Slide Presentation of TiVo Inc., dated March 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 9, 2006	By:	/s/ Matthew P. Zinn
Matthew P. Zinn
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of TiVo Inc. dated March 8, 2006.

99.2	FY06 Q4 Earnings Slide Presentation of TiVo Inc., dated March 8, 2006.